Exhibit 99.1

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660 or (212) 871-8701

FOR IMMEDIATE RELEASE

TALBOTS ANNOUNCES NEW $200 MILLION TERM LOAN FACILITY COMMITMENT
TO PAY OFF EXISTING ACQUISITION DEBT
-Interest only new loan facility expected to significantly improve cash flow
-New loan facility will contain no financial covenants

Company Implements New $150 Million Expense Reduction Program
-Approximately $85 million savings in fiscal 2009

Reports Fourth Quarter Sales Results

Hingham, MA, February 5, 2009 – The Talbots, Inc. (NYSE: TLB) today announced that Aeon Co., Ltd., which through its wholly owned subsidiary is the Company’s majority shareholder, has committed to provide Talbots a $200 million unsecured term loan facility, maturing at Talbots option for a period of up to three years from closing, to pay in full the Company’s existing acquisition debt. Talbots also announced that in light of the deteriorating economic environment, it has implemented a new $150 million expense reduction program to better position the Company for the future. Talbots also reported fourth quarter sales results for the thirteen weeks ended January 31, 2009.

Talbots President and Chief Executive Officer, Trudy F. Sullivan, said, “We continue to make progress with the implementation of the strategy we outlined in April 2008 to rejuvenate the Talbots brand and streamline our operations. However, the ongoing impact of the global economic crisis on our business demands that we take further immediate and decisive action to drive greater efficiencies throughout our organization. We remain confident in our strategic plan and in the long-term value of our franchise.  In that regard, today we are announcing two key initiatives that will help facilitate the successful implementation of our strategy and better position Talbots to emerge a stronger company when the economy improves and consumer spending returns. Specifically, we are refinancing for longer term liquidity and restructuring for near term productivity.”

The Company stated that the new $200 million term loan facility agreement, when closed, will be used to repay all of the outstanding indebtedness under the Acquisition Term Loan Agreement related to the 2006 J. Jill acquisition.  The new loan facility is in addition to the Company’s existing working capital borrowing capacity of $215 million, of which $200 million has been committed. The new term loan will contain no financial covenants and  will have no scheduled amortization. Closing of the new term loan facility is anticipated in the first quarter of 2009.

In addition to the proposed new term loan facility agreement, the Company has been informed by Aeon that Aeon expects to provide guarantees of Talbots other outstanding bank financing indebtedness.

The new term loan will require only semi-annual interest payments until maturity, and will be subject only to prepayment obligations from certain excess cash flows or in the event of any asset dispositions or certain capital or debt issuance activity prior to the loan maturity date. Under the proposed new term loan, interest on the outstanding principal will be set at LIBOR plus 600 basis points. No loan facility fee will be payable as part of the new term loan. The loan facility will have an initial six month term extendable at Talbots option for up to five additional six month periods, effectively maturing in 2012.

Under the existing Acquisition Term Loan, the Company is required to make principal payments of $20 million each quarter until loan maturity, together with accrued interest.  The $80 million of scheduled principal payments for fiscal 2009 will not be required under the new term loan facility.

The Company anticipates that fiscal 2009 cash flow will improve by approximately $75 million as a result of the new interest only term loan facility.

 Ms. Sullivan continued, “In a time of considerable economic turmoil, this new term loan facility provides us with significantly improved liquidity.  It will further afford us increased financial flexibility as we continue to rebuild our Company.”

The proposed new term loan facility is subject to various conditions, including satisfactory confirmation due diligence by Aeon, the preparation and execution of definitive loan documentation mutually satisfactory to Aeon and Talbots and generally consistent with the summary of terms agreed upon between the companies, and mutual agreement on all other terms , conditions, covenants and provisions of the definitive loan documentation.

Talbots Unveils Key Components of its new $150 Million Expense Reduction Program

The Company announced the following major cost cutting initiatives designed to further streamline the organization, substantially reduce SG&A and other costs and drive greater operating efficiencies to better position the Company for the long term and economic recovery:

•
Reduction of approximately 370 corporate level positions across all locations, representing approximately 17% of the Company’s corporate headcount, expected to result in savings of approximately $22 million in fiscal 2009.

•	Continued rationalization of the hourly workforce in its stores and call center are expected to result in savings of approximately $23 million in fiscal 2009.

•
Change in employee related benefits, including suspension of the Company’s matching contributions to the 401(k) plan and an increase in employee health care contributions. Total expected fiscal 2009 savings are approximately $7 million. The Company has also eliminated 2009 merit increases across the entire organization.

•	Broad-based, non-employee/overhead actions expected to result in cost savings of approximately $33 million in fiscal 2009, primarily in the areas of administration, marketing, and store operations.

The Company has acted upon key initiatives that it expects will result in approximately $85 million of expense savings to be realized in fiscal 2009. In addition, the Company anticipates that a portion of the remaining approximately $65 million of its new expense reduction program will occur in fiscal 2009.

The Company has also reduced its planned capital expenditures, net of construction allowances, for fiscal 2009 to approximately $23 million, a nearly 50% decrease compared to the 2008’s anticipated $43 million in capital expenditures on a comparable basis.  The Company’s 2009 planned capital expenditures will support the rollout of its new upscale outlet stores, the platform refresh of its ecommerce site and renovation and refurbishment of certain of its existing store base.

The Company has identified approximately 20 underperforming Talbots stores that it plans to close in fiscal 2009. Many of these stores involve leases which will expire or otherwise terminate in fiscal 2009. The Company will continue to strategically review its store portfolio for additional opportunities.

Talbots Reports Fourth Quarter Sales Results from Continuing Operations

The following financial results reflect continuing operations of the Talbots brand only.

Talbots reported total sales for the thirteen weeks ended January 31, 2009 of $328 million compared to last year’s sales of $428 million.  Year-to-date sales for the fifty-two weeks ended January 31, 2009 were $1,495 million compared to $1,708 million reported for the fifty-two weeks ended February 2, 2008.

Retail store sales for the thirteen weeks were $279 million compared to $361 million last year. For the fifty-two weeks, retail store sales were $1,262 million compared to $1,445 million last year. Comparable store sales declined 24.6% and 14.2% for the thirteen and fifty-two week periods, respectively.

Direct marketing sales for the thirteen-week period were $49 million, including catalog and Internet, compared to $67 million last year. For the fifty-two week period, direct marketing sales, including catalog and Internet, were $233 million compared to $263 million for the same period reported last year.

Fourth Quarter and Full Year Comments

The Company is in the process of testing its Talbots and J. Jill brand indefinite-lived assets for impairment under the guidelines of SFAS No. 142 “Goodwill and Other Intangible Assets.” In addition, the Company is in the process of testing its other definitive-lived assets for impairment under the guidelines of SFAS No. 144 “Impairment or Disposal of Long-Lived Assets.”

Given its weak fourth quarter sales, the Company currently anticipates a significant decrease in its gross margins and a deleveraging of expenses. As a result, it currently expects to report a net loss from continuing operations for the fourth quarter ending January 31, 2009 (before restructuring and any impairment) significantly below the current First Call consensus estimate and last year’s fourth quarter.

The Company is planning to report fourth quarter and full year fiscal 2008 results on March 12, 2009.

Fiscal 2009 and Beyond

Ms. Sullivan concluded, “We are planning very conservatively for fiscal 2009 and at this time expect little to no improvement in the economic climate for the first half of the year. While there are significant challenges that lie ahead for all retailers, we remain confident that the actions we have and continue to take are the appropriate measures for the long-term growth, profitability and value of our business.

Additional Disclosures

In connection with its staff reduction initiative, the Company expects to report a pre-tax charge of approximately $6.2 million in the fourth quarter of fiscal year 2008, of which approximately $6.5 million will be cash charges primarily related to severance, health benefits and outplacement. These charges, which include $0.3 million of non-cash benefit related to stock based compensation, will be paid out in fiscal 2009.

The principal terms of the proposed new financing from Aeon were negotiated at the direction of and approved by the Company’s independent Audit Committee, in consultation with outside financial and legal advisors retained by the Committee. The final loan documentation will also be negotiated at the direction of and subject to approval by the Company’s independent Audit Committee.

The Company stated that its process surrounding its intention to sell the J. Jill brand is moving forward.

Additional information related to this press release will be included in the Company’s Form 8-K, to be filed today.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 869 locations in 47 states, the District of Columbia, and Canada, with 586 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

Cautionary Statement and Certain Risk Factors to Consider

In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.

This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "achieve," "plan," "look," "believe," "anticipate," "outlook," "will," "would," "should," "guidance," or similar statements or variations of such terms.

All of the information concerning our financial outlook and prospects, future access to credit facilities, future cash flows and cash needs, and other future financial performance or financial position, constitutes forward-looking information.  Our forward-looking statements are based on a series of expectations, assumptions and projections about our Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our regular-price and markdown selling, operating cash flows, and funds available under our credit facilities for all forward periods. All of our forward-looking statements are as of the date of this release only.

The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.  The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

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the material impact on our business, continuing operations and financial results of the significant deterioration in the U.S. economic environment, including continued substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, the expectations of deepening and long-term recessionary pressures, significantly increasing unemployment levels, and fluctuations in the value of the U.S. dollar, all of which continue to exert significant pressure on our business, continuing operations, liquidity and results of operations and which, if such macro-economic conditions continue or worsen, can be expected to continue to have an increasing impact on our business, continuing operations, liquidity, and results of operations;

—	documentation of, satisfaction of all conditions precedent to, and closing and consummation of proposed Aeon term loan;

—
the Company's decision concerning, and the risks and uncertainties associated with, the decision to pursue a sale or disposition of the J. Jill brand business, including the timing, ultimate consummation, consideration which may be received, and other terms of any such sale or disposition;

—
the Company's credit facilities and ability to access, on satisfactory terms or at all, adequate credit and sources of liquidity necessary to fund our business and continuing  operations and to obtain any necessary increases in our credit facilities as may be needed from time to time;

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satisfaction of all financial covenants under existing debt agreements and whether the Company will be successful in obtaining any necessary amendments or waivers, and impact of covenant default on cross default provisions and conditions to borrowing under other credit facilities;

—
satisfaction of all borrowing conditions under our working capital credit facilities, including accuracy of all representations and warranties, no events of default, absence of material adverse effect or change, and all other borrowing conditions;

—
risk of ability to purchase merchandise on open account purchase terms at existing or future expected levels and risks and uncertainties in connection with any need to source merchandise from alternate vendors;

—	risk of impairment of goodwill and other intangible and long-lived assets;

—
the risk of continued compliance with NYSE continued listing conditions, including thirty day average $1 trading price and $75 million market capitalization and stockholders’ equity, and other continued listing conditions;

—	future store closings and success of and necessary funding for closing underperforming stores;

—	achieving the benefits from strategic initiatives and restructuring and cost savings initiatives;

—	the impact of the deterioration in investment return and net asset values in the capital markets and the impact on increased expense and funding for pension and other post-retirement obligations.

 In each case, actual results may differ materially from such forward-looking information. Any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are also discussed or included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under "Investor Relations".  You are urged to carefully consider all such factors.